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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-52762 of Radian Group Inc. on Form S-4 of our reports dated March 10, 2000, appearing in and incorporated by reference in the Annual Report on Form 10-K of Radian Group Inc. for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement.





/s/ Deloitte & Touche LLP
---------------------------

Philadelphia, Pennsylvania

January 25, 2001